Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is effective as of October 1, 2014, by and between Lilis Energy, Inc. (f/k/a Recovery Energy, Inc.), a Nevada corporation (the “Company”), and Abraham Mirman (“Executive”). Reference is made to that certain Employment Agreement by and between the Company and Executive effective as of September 16, 2013 (the “Employment Agreement”). All capitalized terms not defined herein shall have the meanings assigned to such terms in the Employment Agreement. The Company and Executive are referred to in this Amendment collectively as the “Parties.”

WHEREAS, the Parties desire to amend certain terms of the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

1.      Name Change. The Company has changed its name to Lilis Energy, Inc. All reference to “Recovery Energy, Inc.” in the Employment Agreement shall be replaced with “Lilis Energy, Inc.” Any and all references to the “Company” in the Employment Agreement shall refer to Lilis Energy, Inc.

2.      Amendments to Article I. Article I shall be amended to:

a.	In Section 1.9 (“Measurement Date”), change “December 31, 2014” to “December 31, 2015”; and
b.	In Section 1.14 (“Service Period”), change “December 31, 2014” to “December 31, 2015”.

3.      Amendment to Article II. Article II shall be amended by replacing “President” in Section 2.2 with “Chief Executive Officer.”

4.      No Other Changes. Except as modified or supplemented by this Amendment, the Employment Agreement remains unmodified and in full force and effect.

5.      Miscellaneous.

(a) Governing Law. This Amendment is entered into under, and shall be governed for all purposes by, the laws of the State of Colorado, without regard to conflicts of laws principles thereof. With respect to any claim or dispute related to or arising under this Amendment, the parties hereto hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in the State of New York.

(b) Binding Effect. This Amendment is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

(c) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(d) Savings Clause. If any provision of this Amendment or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Amendment or the Employment Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Amendment and the Employment Agreement are declared to be severable.

(e) Entire Agreement. The Employment Agreement, this Amendment, and any and all award agreements entered into between the Executive and the Company with respect to the equity awards granted pursuant to the Employment Agreement and this Amendment, constitute the entire agreement of the parties with regard to the subject matter hereof, and together contain all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by the Company.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Employment Agreement to be executed as of the date first above written.

LILIS ENERGY, INC.

By:	/s/ Eric Ulwelling
Eric Ulwelling

EXECUTIVE:

/s/ Abraham Mirman
Abraham Mirman

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